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                                                                   EXHIBIT  99.1

                                ARIS CORPORATION

FINANCIAL STATEMENT SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                  BALANCE AT                                                   BALANCE AT
                                                 BEGINNING OF      CHARGE TO COSTS                               END OF
                                                    PERIOD           AND EXPENSES         DEDUCTIONS             PERIOD
                                                 ------------        ------------       --------------       --------------
YEAR ENDED DECEMBER 31, 1994
Allowance for doubtful accounts......               $61,000             $95,000            $(15,000)            $141,000

YEAR ENDED DECEMBER 31, 1995
Allowance for doubtful accounts......              $141,000            $271,000            $(61,000)            $351,000

YEAR ENDED DECEMBER 31, 1996
Allowance for doubtful accounts......              $351,000             $81,000            $(29,000)            $403,000

YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts......              $403,000            $676,000           $(162,000)            $917,000

YEAR ENDED DECEMBER 31, 1998
Allowance for doubtful accounts......              $917,000            $706,000           $(360,000)          $1,263,000
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